UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2010
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation)	001-34258 (Commission File Number)	98-0606750 (I.R.S. Employer Identification No.)

4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland (Address of principal executive offices)	Not Applicable (Zip Code)
Registrant’s telephone number, including area code: 41.22.816.1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 16, 2010, we entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein. A copy of the Underwriting Agreement is filed as an exhibit hereto and incorporated herein by reference. Pursuant to the Underwriting Agreement, Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”) and a subsidiary of Weatherford International Ltd., a Swiss joint-stock corporation (“Weatherford Switzerland”), will issue and sell to the underwriters $800 million aggregate principal amount of 5.125% Senior Notes due 2020 (the “2020 Notes”) and $600 million aggregate principal amount of 6.750% Senior Notes due 2040 (the “2040 Notes” and, together with the 2020 Notes, the “Notes”). The transaction is expected to close on or about September 23, 2010.
The Notes will be issued under an Indenture, dated October 1, 2003, as supplemented by the Third Supplemental Indenture, dated February 26, 2009 (together, the “Indenture”), among Weatherford Bermuda, Weatherford Switzerland, as guarantor, Weatherford International, Inc., a Delaware corporation (“Weatherford Delaware”) and a subsidiary of Weatherford Switzerland, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, as further supplemented by a Fourth Supplemental Indenture to be dated as of September 23, 2010 (the “Fourth Supplemental Indenture”). We have previously filed a copy of the Indenture (including the Third Supplemental Indenture), and a copy of the form of the Fourth Supplemental Indenture is filed as an exhibit hereto and incorporated herein by reference.
Weatherford Bermuda will pay interest on the Notes on March 15 and September 15 of each year, beginning March 15, 2011. The 2020 Notes will mature on September 15, 2020, and the 2040 Notes will mature on September 15, 2040. Weatherford Bermuda may redeem some of either or both series of the Notes from time to time or all of either or both series of the Notes at any time at the redemption prices set forth in the Fourth Supplemental Indenture. The holders of the Notes may require Weatherford Bermuda to redeem the Notes of either or both series if the Notes are rated below investment grade following certain events that constitute a change of control of Weatherford Bermuda. The terms of that provision, including the price at which Weatherford Bermuda may be required to redeem the notes, are set forth in the Fourth Supplemental Indenture.
The Notes will be Weatherford Bermuda’s unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding. The Notes will be fully and unconditionally guaranteed on a senior, unsecured basis by Weatherford Switzerland and Weatherford Delaware in accordance with the requirements of the Indenture (including the Fourth Supplemental Indenture). The guarantees by Weatherford Switzerland will rank equal in right of payment to all of our Swiss parent’s existing and future senior, unsecured indebtedness. The guarantees by Weatherford Delaware will rank equal in right of payment to all of Weatherford Delaware’s existing and future senior, unsecured indebtedness.
We estimate that we will receive net proceeds from the offering of approximately $1.38 billion after deducting the underwriting discounts and expenses related to the offering. The net proceeds are expected to be used to fund the purchase price for the cash tender offer announced separately on September 16, 2010 for up to $700 million of the outstanding 6 5/8% Senior Notes due November 15, 2011 of Weatherford Delaware (the “Any and All Offer”), 5.95% Senior Notes due June 15, 2012 of Weatherford Delaware, 5.15% Senior Notes due March 15, 2013 of Weatherford Bermuda and 4.95% Senior Notes due October 15, 2013 of Weatherford Bermuda (collectively, the “Offers to Purchase”), repay existing short-term indebtedness and for general corporate purposes.

Weatherford Bermuda and Weatherford Delaware have retained Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC to act as Lead Dealer Managers and Credit Agricole Securities (USA) Inc. and Wells Fargo Securities, LLC to act as Co-Dealer Managers in connection with the Offers to Purchase and have agreed to pay these Dealer Managers a customary fee for their services in connection with the Offers to Purchase, as well as reimburse them for their reasonable out-of-pocket expenses. In addition, in the ordinary course of business, certain of the underwriters and their respective affiliates have provided, and may in the future provide, financial advisory, investment banking and other financial and banking services, and the extension of credit, to us or our subsidiaries. These underwriters and their respective affiliates have received, and may in the future receive, customary fees and commissions for their services. An affiliate of Deutsche Bank Securities Inc. serves as trustee under the Indenture. Affiliates of certain of the underwriters serve as lenders under one or more of our credit facilities. These affiliates will receive their respective shares of any repayment by us of amounts outstanding under our credit facilities from the net proceeds of the offering.
The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement. There are representations and warranties contained in the transaction documents filed as exhibits to this report that were made by the parties to each other as of specific dates. The assertions embodied in the representations and warranties were made solely for purposes of these transaction documents and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the transaction documents’ terms. Moreover, certain of these representations and warranties may not be accurate and complete as of any specified date because (i) they may be subject to contractual standards of materiality that differ from standards generally applicable to investors, or (ii) they may have been used to allocate risk among the parties rather than to establish matters as facts. Based on the foregoing you should not rely on the representations and warranties included in these documents as statements of factual information, whether about Weatherford Switzerland or any of its subsidiaries, any other persons, any state of affairs or otherwise.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 regarding the Notes and the underlying indenture is incorporated herein by reference.
Item 8.01. Other Events.
On September 22, 2010, we issued a press release regarding the determination of the reference yield and the total consideration for the Any and All Offer, which is expected to close on September 23, 2010. A copy of the press release is filed as an exhibit hereto and incorporated herein by reference.
This Current Report on Form 8-K is not a tender offer to purchase or a solicitation of acceptance of a tender offer, which may be made only pursuant to the terms of the Offers to Purchase document. In any jurisdiction where the laws require the tender offers to be made by a licensed broker or dealer, the Offers to Purchase will be deemed made on behalf of Weatherford Delaware and Weatherford Bermuda by Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, or one or more registered brokers or dealers under the laws of such jurisdiction.
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, the timing and closing of the proposed transactions, successful closing of the tender offers, our financial position and liquidity giving effect to those transactions. Our forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in our reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the outcome of pending government investigations, the demand for and pricing of our products and services, domestic and international economic and regulatory conditions, changes in tax and other laws affecting our business, continued volatile conditions in the credit market and the interest of holders in tendering the notes. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary materially from those currently anticipated.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
1.1	Underwriting Agreement, dated September 16, 2010, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International Ltd., a Swiss joint-stock corporation, Weatherford International, Inc., a Delaware corporation, and Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Form of Fourth Supplemental Indenture, to be dated September 23, 2010, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International Ltd., a Swiss joint-stock corporation, Weatherford International, Inc., a Delaware corporation, and Deutsche Bank Trust Company Americas.

4.3	Form of global note for 5.125% Senior Notes due 2020 (set forth as Exhibit A-1 to the form of Fourth Supplemental Indenture attached as Exhibit 4.1 hereto).

4.4	Form of global note for 6.750% Senior Notes due 2040 (set forth as Exhibit A-2 to the form of Fourth Supplemental Indenture attached as Exhibit 4.1 hereto).

4.5	Form of guarantee notation (set forth as Exhibit B to the form of Fourth Supplemental Indenture attached as Exhibit 4.1 hereto).

5.1	Opinion of Baker & McKenzie LLP.

5.2	Opinion of Baker & McKenzie Geneva.

5.3	Opinion of Conyers Dill & Pearman Limited.

23.1	Consent of Baker & McKenzie LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Baker & McKenzie Geneva (included in its opinion filed as Exhibit 5.2 hereto).

23.3	Consent of Conyers Dill & Pearman Limited (included in its opinion filed as Exhibit 5.3 hereto).

99.1	Press release, dated September 22, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Date: September 22, 2010	/s/ Joseph C. Henry
Joseph C. Henry
Vice President, Co-General Counsel and Secretary